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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES



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
               COMPANY                           STATE OF INCORPORATION


ACS National Systems, Inc.                                Delaware

City Data Processing, Inc.                                Oklahoma

ACS Government Services, Inc.                             Texas

Healthcare Acquisition Corporation                        Delaware
  National Healthtech Corporation                         California
  The Monterrey Group, Inc.                               California

Dataplex Corporation                                      Louisiana
  Mino-Micrographics, Inc.                                Texas
  Intellifile, Inc.                                       Nevada

ACS Eastern Services, Inc.                                Delaware

Promotional Services Acquisition Corporation              Delaware

Wolf Benefits, Inc.                                       Texas

McCoy, Myers & Association, Inc.                          Texas

Technical Directions, Inc. (formerly The Systems Group,   Texas
  Inc.)                                                   California
  Technical Directions, Inc.

The Genix Group, Inc.                                     Michigan
  MCN Computer Services, Inc.                             Michigan
  Genix Corporation                                       Delaware
  The Genix Group Ltd.                                    United Kingdom

LAN Acquisition Corporation                               Pennsylvania
  The LAN Company, Inc.                                   Pennsylvania

Unibase Technologies, Inc.                                Nevada
  Unibase Data Entry, Inc.                                Nevada
  Unibase Technologies de Mexico, S.A. de C.V.            Mexico
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